                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))

                              XEROX CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

                                   XEROX LOGO

Xerox Corporation
800 Long Ridge Road
P.O. Box 1600
Stamford, Connecticut 06904


April 14, 2000


Dear Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Xerox Corporation to be held Thursday, May 18, 2000 at 10:00 a.m. at The Rittenhouse Hotel, 210 West Rittenhouse Square, Philadelphia, Pennsylvania. Your Board of Directors and Management look forward to greeting in person those shareholders able to attend.

At the Annual Meeting, you will be asked to vote upon the election of 16 Directors and to elect KPMG LLP as independent auditors for 2000. The Board of Directors unanimously recommends that you vote in favor of each of these proposals.

It is important that your shares be represented and voted at the Annual Meeting, regardless of whether or not you plan to attend in person. You are therefore urged to vote your shares using one of the methods described in the following pages. Voting instructions are set forth in the accompanying voting instruction and proxy card.

For the Board of Directors,

/s/ Paul A. Allaire

Paul A. Allaire
Chairman

NOTICE OF ANNUAL SHAREHOLDERS' MEETING

Date and Time:     Thursday, May 18, 2000 at 10:00 a.m.

Location:          The Rittenhouse Hotel
                   210 West Rittenhouse Square
                   Philadelphia, PA.

Purpose:           Election of 16 Directors
                   Election of KPMG LLP as independent auditors for the year
                   2000

Record Date:       March 31, 2000-You are eligible to vote if you were a
                   shareholder of record on this date.

Proxy Voting:      (1) Telephone
                   (2) Internet
                   (3) Proxy
                   Please review the accompanying proxy card for voting instructions.

Importance of Vote:Whether or not you plan to attend, please submit a proxy as soon as possible to insure that your shares are represented.

By order of the Board of Directors,

/s/ Eunice M. Filter

Eunice M. Filter
Secretary


April 14, 2000

                               TABLE OF CONTENTS

GENERAL.....................................................      3
  The Meeting...............................................      3
  Shares Entitled to Vote...................................      3
  Proxy Voting and Quorum...................................      3
  Choices in Voting.........................................      3
  ESOP Voting Instructions..................................      3
  Required Vote.............................................      3

PROPOSAL 1--ELECTION OF DIRECTORS...........................      3
  Committee Functions, Membership and Meetings..............      4
     Audit Committee........................................      4
     Nominating Committee...................................      4
     Executive Compensation and Benefits Committee..........      4
     Finance Committee......................................      4
     Executive Committee....................................      5
  Attendance and Compensation of Directors..................      5
     Attendance.............................................      5
  Summary of Annual Compensation............................      5
  Terms Used in Biographies.................................      5
  Biographies...............................................      6
  Ownership of Company Securities...........................     12
  Executive Compensation....................................     13
     Report of the Executive Compensation and Benefits
      Committee of the Board................................     13
     Compensation Committee Interlocks and Insider
      Participation.........................................     15
     Summary Compensation Table.............................     16
     Option Grants..........................................     17
     Option Exercises/Year-End Values.......................     18
     Retirement Plans.......................................     18
  Certain Transactions......................................     19
  Nine-Year Performance Comparison..........................     20
  Directors and Officers Liability Insurance and
     Indemnity..............................................     21
  Advancement of Litigation Expenses........................     21
  Section 16(a) Beneficial Ownership Reporting Compliance...     21

PROPOSAL 2--ELECTION OF INDEPENDENT AUDITORS................     21

OTHER MATTERS...............................................     21

  Other Actions at Meeting..................................     21
  Information About this Solicitation of Proxies............     21
  Confidential Voting.......................................     22
  Availability of Additional Information....................     22

REQUIREMENTS FOR SUBMISSION OF PROXY PROPOSALS,
  NOMINATION OF DIRECTORS AND OTHER BUSINESS................     22
  Shareholder Proposals for 2001 Meeting....................     22
  Recommendations to Nominating Committee of Director
     Candidates.............................................     22

                                PROXY STATEMENT

GENERAL

THE MEETING

The Board of Directors of Xerox Corporation (Xerox, the Company, we or us) is requesting your proxy for the Annual Meeting of Shareholders on May 18, 2000 beginning at 10:00 a.m., and any adjournments thereof. The meeting will be held at The Rittenhouse Hotel, 210 West Rittenhouse Square, Philadelphia, PA.

SHARES ENTITLED TO VOTE

Holders of record of the Company's Common Stock, par value $1 per share (Common Stock) and Series B Convertible Preferred Stock (Preferred Stock) as of the close of business on March 31, 2000 are entitled to vote. On that date there were 666,163,677 shares of Common Stock and 8,490,530 of Preferred Stock outstanding. At the meeting each share of Common Stock is entitled to one vote on each proposal and each share of Preferred Stock is entitled to six votes on each proposal.

PROXY VOTING AND QUORUM

Shareholders of record may vote their proxies by telephone, internet or mail. By using your proxy to vote in one of these ways, you authorize the four directors whose names are listed on the front of the proxy card accompanying this Proxy Statement to represent you and vote your shares. Holders of a majority of the shares entitled to vote at the meeting must be present in person or represented by proxy to constitute a quorum.

If you attend the meeting, you may of course vote by ballot. But if you are not present, your shares can be voted only when represented by a properly submitted proxy.

You may revoke or change your proxy at any time before it is exercised, either in writing to the Secretary of the Company, or through the internet or by telephone voting.

CHOICES IN VOTING

You have several choices in completing your voting.

- You may vote on each proposal, in which case your shares will be voted in accordance with your choices.

- In voting on directors, you can either vote FOR all the directors or withhold your vote on all or certain of the directors

- You may indicate a preference to abstain on any other proposal, in which case no vote will be recorded.

- You may submit a proxy, without indicating your voting preferences, in which case the proxies will vote your shares:

     -- for election of the directors nominated by the Board of Directors

     -- for election of KPMG LLP as the Company's independent auditors for the year 2000

ESOP VOTING INSTRUCTION

Participants in the Company's Employee Stock Ownership Plan can instruct State Street Bank and Trust Company as Trustee of the Plan how to vote by telephone, internet or mail. No matter which method is used, the instructions are confidential and will not be disclosed to the Company. By using the voting instruction in one of these ways, you instruct the Trustee to vote the shares allocated to your Stock Account. You also authorize the Trustee to vote a proportion of the shares held in the ESOP Trust which have not yet been allocated, as well as shares for which no instructions have been received.

REQUIRED VOTE

A plurality of the votes cast is required for the election of directors. The affirmative vote of a majority of the votes cast is required to approve the election of KPMG LLP as independent auditors for the year 2000.

Under the law of New York, the Company's state of incorporation, only votes cast "for" the election of directors or those cast "for" or "against" the election of KPMG LLP will be counted in determining whether a nominee for director has been elected or whether the election of KPMG has been approved. Abstentions, broker non-votes and votes withheld are not treated as votes cast at the meeting.

PROPOSAL 1--ELECTION OF DIRECTORS

Shareholders annually elect directors to serve for one year and until their successors have been elected and shall have qualified. The 16 persons whose biographies appear on pages 6 through 12 have been proposed by the Board of Directors based on a recommendation by the Nominating Committee of the Board of Directors, none of whose members is an officer of the Company.

Eleven of the 16 nominees are neither employees nor former employees of Xerox, its subsidiaries or associated companies. These Board members bring to us valuable experience from a variety of fields.

If for any reason, which the Board of Directors does not expect, a nominee is unable to serve, the proxies may use their discretion to vote for a substitute proposed by the Board of Directors.

COMMITTEE FUNCTIONS, MEMBERSHIP AND MEETINGS

Our Board of Directors has several standing committees: the Audit, Nominating, Executive Compensation and Benefits, Finance and Executive Committees. Here is a description of each Committee, the number of meetings held during 1999 and its membership:

Audit Committee (three meetings)

Responsibility: recommends to the Board of Directors the engagement of independent auditors for the Company. In addition, the Committee reviews:

- with the independent auditors, the plan and results of the auditing engagement;

- summaries of the year-end financial data;

- significant changes in accounting policies and financial reporting practices with management, the Company's Director, Corporate Audit and independent auditors;

- the recommendations contained in the independent auditors' audit management letter and management's response to that letter; and

- the plan for and results of the Company's internal audits.

The Committee also receives reports on such matters from the internal and external auditors and our General Counsel as may be required by law. With the assistance of our management, it can review and investigate any such matter to the extent deemed appropriate.

Members: Antonia Ax:son Johnson, Hilmar Kopper, John E. Pepper, Patricia F. Russo, Martha R. Seger and Thomas C. Theobald, all non-employee directors.

Chairman: Mr. Theobald

Nominating Committee (one meeting)

Responsibility: recommends to the Board of Directors nominees for election as directors of the Company. The Committee considers the performance of incumbent directors in determining whether to recommend their nomination.

Members: Vernon E. Jordan, Jr., Hilmar Kopper, Ralph S. Larsen, George J. Mitchell and N. J. Nicholas, Jr., all non-employee directors.

Chairman: Mr. Jordan

Executive Compensation and Benefits Committee (five meetings)

Responsibility:

- recommends to the Board of Directors the remuneration arrangements for senior management of the Company, including the adoption of compensation plans in which senior management is eligible to participate and the granting of benefits under any such plans and

- consults with the Chief Executive Officer and advises the Board with respect to senior management succession planning.

Members: B. R. Inman, Antonia Ax:son Johnson, Ralph S. Larsen, John E. Pepper and Patricia F. Russo, all non-employee directors.

Chairman: Mr. Larsen

Finance Committee (two meetings)

Responsibility:

- oversees the investment management of the Company's employee profit sharing and retirement plans and

- reviews the Company's asset mix, capital structure and strategies, financing strategies, insurance coverage and dividend policy.

Members: B. R. Inman, Vernon E. Jordan, Jr., George J. Mitchell, N. J. Nicholas, Jr., Martha R. Seger and Thomas C. Theobald, all non-employee directors.

Chairman: Mr. Nicholas

Executive Committee (no meetings)

The Executive Committee has all the authority of the Board of Directors, except with respect to certain matters that by statute may not be delegated by the Board of Directors. The committee acts only in the intervals between meetings of the full Board of Directors. It acts usually in those cases where it is not feasible to convene a special meeting or where the agenda is the technical completion of undertakings already approved in principle by the full Board.

Members: Paul A. Allaire, John E. Pepper, Patricia F. Russo and G. Richard
Thoman.

Chairman: Mr. Allaire

ATTENDANCE AND COMPENSATION OF DIRECTORS

Attendance: 8 meetings of the Board of Directors and 11 meetings of the Board committees were held in 1999. All incumbent directors other than Yotaro Kobayashi attended at least 75 percent of the total number of meetings of the Board of Directors and Board committees on which they served.

We believe that attendance at meetings is only one means by which directors may contribute to the effective management of the Company and that the contributions of all directors have been substantial and are highly valued.

SUMMARY OF DIRECTOR ANNUAL COMPENSATION

Cash........................  $40,000
                              $25,000 (number of shares based upon market value at time
Restricted Stock............  fee is payable-quarterly)
Options.....................  5,000 shares
Expenses....................  Out-of-pocket expenses in connection with service

Eligibility: Directors who are our employees receive no compensation for service as a director. Directors who are employees of subsidiary companies are not eligible to receive stock option awards.

Options: Issued at the fair market value on date of grant (generally on the date of the annual meeting of shareholders). The options vest over a three year period. Upon the occurrence of a change in control, as defined, all outstanding options become exercisable.

Restricted Stock: The number of shares issued is based on the market value at the time the fee is payable, which is in quarterly installments. The shares held by directors under this Plan are included in the Xerox securities owned shown in the biographies of the directors beginning on page 6. The shares may not be sold or transferred except upon death, retirement, disability, change in control or termination as a director with the consent of the majority of the Board.

TERMS USED IN BIOGRAPHIES

To help you consider the nominees, we use a biographical format that provides a ready reference on their backgrounds. Certain terms used in the biographies may be unfamiliar to you, so we are defining them here.

Xerox securities owned means the Company's Common Stock, including restricted shares of Common Stock issued under the Restricted Stock Plan For Directors, and Series B Convertible Preferred Stock. Series B shares are owned through the individual's account in the Xerox Employee Stock Ownership Plan. None of the nominees owns any of the Company's other securities.

Options/Rights is the number of the Company's shares of Common Stock subject to stock options and incentive stock rights held by a nominee.

Immediate family means the spouse, the minor children and any relatives sharing the same home as the nominee.

Unless otherwise noted, all Xerox securities held are owned beneficially by the nominee. This means he or she has or shares voting power and/or investment power with respect to the securities, even though another name--that of a broker, for example--appears in the Company's records. All ownership figures are as of March 31, 2000.

For information on compensation for officers, see the compensation section starting on page 13.

[Allaire Photo]                 PAUL A. ALLAIRE
                                Age: 61            Director since: 1986
                                Xerox securities owned: 576,265 common shares; 642 Series B
                                Convertible Preferred shares
                                Options/Rights: 2,697,336 common shares
                                Occupation: Chairman of the Board and Chairman of the
                                Executive Committee, Xerox Corporation
                                Education: BS, Worcester Polytechnic Institute; MS,
                                Carnegie-Mellon University
                                Other Directorships: J. P. Morgan; Lucent Technologies Inc.;
                                priceline.com, Incorporated; Sara Lee Corporation; and
                                SmithKline Beecham plc
Other Background: Joined Xerox in 1966. Member, Board of Trustees, Carnegie-Mellon
University and Member, Business Advisory Council of the Graduate School of Industrial
Administration, Carnegie-Mellon University. Member, Board of Trustees, Worcester Polytechnic
Institute. Member, The Business Council. Member of the Board of Directors of the Council on
Foreign Relations, the Ford Foundation, Catalyst and the Council on Competitiveness.

[Buehler Photo]                 WILLIAM F. BUEHLER
                                Age: 60            Director since: 1999
                                Xerox securities owned: 131,688 common shares; 380 Series B
                                Convertible Preferred shares
                                Options/Rights: 424,259 common shares
                                Occupation: Vice Chairman and President, Industry Solutions
                                Operations, Xerox Corporation
                                Education: BS, Lafayette College
                                Other Directorships: A. O. Smith; Fuji Xerox Co., Ltd.;
                                Quest Diagnostics Inc.
Other Background: After 27 years with AT&T, joined Xerox in 1991 as Senior Vice President,
Corporate Resources. Named Executive Vice President and Chief Staff Officer in 1995;
Executive Vice President, Business Operations in 1997. Elected Vice Chairman of the Board of
Directors and appointed to present position in 1999. He is Chairman of the Board of
Directors of Xerox (Europe) Limited; and a member of the Board of Directors of the National
Association of Manufacturers; and a member of the Board of Trustees of Cancer Hope Network.

[Inman Photo]                   B. R. INMAN
                                Age: 69            Director since: 1987
                                Xerox securities owned: 9,606 common shares and an indirect interest in approximately 6,376 common shares through the
                                Deferred Compensation Plan
                                Options/Rights: 20,000 common shares
                                Occupation: Investor
                                Education: BA, University of Texas
                                Other Directorships: Fluor Corporation; Science Applications
                                International Corporation; SBC Communications, Inc.; and
                                Temple-Inland Inc.
Other Background: Entered Naval Reserve in 1951, graduated from National War College in
1972, promoted to Rear Admiral in 1974, to Vice Admiral in 1976 and to Admiral in 1981.
Retired with permanent rank of Admiral in 1982. Between 1974 and 1982 served as Director of
Naval Intelligence, Vice Director of the Defense Intelligence Agency, Director of the
National Security Agency and Deputy Director of Central Intelligence. Between 1983 and 1986
served as Chairman and Chief Executive Officer of Microelectronics and Computer Technology
Corporation. Served as Chairman, President and Chief Executive Officer, Westmark Systems,
Inc., 1987 to 1989 and Chairman, Federal Reserve Bank of Dallas, 1987 to 1990. Director,
Public Agenda Foundation. Member, National Academy of Public Administration. Trustee, the
American Assembly, the Center for Excellence in Education and the California Institute of
Technology. Adjunct Professor at the LBJ School of Public Affairs and at the Graduate School
of Business of the University of Texas at Austin. Member of the Executive Compensation and
Benefits and Finance Committees of Xerox.

[Ax:son Photo]                  ANTONIA AX:SON JOHNSON
                                Age: 56            Director since: 1996
                                Xerox securities owned: 2,398 common shares and an indirect interest in approximately 3,627 common shares through the
                                Deferred Compensation Plan
                                Options/Rights: 20,000 common shares
                                Occupation: Chairman, Axel Johnson Group
                                Education: BA, MA, University of Stockholm
                                Other Directorships: Axel Johnson AB, Axel Johnson Inc.,
                                Axel Johnson International,
                                Hemkop AB, Nordstjernan AB; NCC AB
Other Background: Chairman of the Axel and Margaret Ax:son Johnson Foundation, City Mission
of Stockholm, and The World Childhood Foundation. In 1971 joined the Axel Johnson Group;
became primary stockholder in 1975 and Owner and Chairman in 1982. Board Member, Royal
Swedish Academy of Engineering Sciences, The Stockholm Environment Institute. Member of the
Audit and Executive Compensation and Benefits Committees of Xerox.

[Jordan Photo]                  VERNON E. JORDAN, JR.
                                Age: 64            Director since: 1974
                                Xerox securities owned: 27,434 common shares and an indirect interest in approximately 5,204 common shares through the
                                Deferred Compensation Plan
                                Options/Rights: 20,000 common shares
                                Occupation: Senior Managing Director, Lazared Freres & Co.
                                LLC; Of Counsel, Akin, Gump, Strauss, Hauer & Feld, LLP
                                Education: BA, DePauw University; JD, Howard University Law
                                School
                                Other Directorships: American Express Company; Callaway Golf
                                Company; AMFM, Inc.; Dow Jones & Co., Inc.; J.C. Penney
                                Company, Inc.; Revlon Group; Ryder System, Inc.; Sara Lee
                                Corporation; and Union Carbide Corporation
Other Background: Joined Lazard Freres & Co. LLC in January 2000. Became a partner in the law firm of Akin, Gump, Strauss, Hauer & Feld in 1982, following ten years as President of the National Urban League, Inc. Member of the Bar of Arkansas, Georgia and the District of
Columbia as well as the U.S. Supreme Court Bar. Trustee of the Ford Foundation, Howard
University and the LBJ Foundation. Member of the Council on Foreign Relations and The
American Law Institute. Former Member of the National Advisory Commission on Selective
Service, the American Revolution Bicentennial Commission, the Presidential Clemency Board,
the Advisory Council on Social Security, the Secretary of State's Advisory Committee on
South Africa and the President's Advisory Committee of the Points of Light Foundation.
Chairman of the Nominating Committee and member of the Finance Committee of Xerox.

[Yotaro Photo]                  YOTARO KOBAYASHI
                                Age: 66            Director since: 1987
                                Xerox securities owned: 24,623 common shares
                                Options/Rights: 11,700 common shares
                                Occupation: Chairman of the Board, Fuji Xerox Co., Ltd.
                                Education: BA, Keio University; MBA, Wharton Graduate
                                School, University of Pennsylvania
                                Other Directorships: Fuji Xerox Co., Ltd.; Callaway Golf
                                Company; and Nippon Telegraph and Telephone Corporation.
Other Background: Joined Fuji Photo Film Co., Ltd. in 1958, was assigned to Fuji Xerox Co.,
Ltd. in 1963, named President and Chief Executive Officer in 1978 and Chairman and Chief
Executive Officer in 1992. Chairman, Keizai Doyukai (Japan Association of Corporate
Executives). Japanese Chairman of the Trilateral Commission. Member, University Council of
the Ministry of Education, Science, Sports and Culture; Economic Council of the Economic
Planning Agency; the International Council of JP Morgan; the International Advisory Board of
Booz Allen & Hamilton Inc.; the International Advisory Board of the Council on Foreign
Relations; the Board of Trustees, University of Pennsylvania; the Advisory Council of the
Graduate School of Business, Stanford University and the Advisory Council of the Institute
for International Studies, Stanford University. Vice-Chairman, Board of Trustees,
International University of Japan and member of the Board of Trustees, Keio University.

[Hilmar Photo]                  HILMAR KOPPER
                                Age: 65            Director since: 1991
                                Xerox securities owned: 17,127 common shares
                                Options/Rights: 15,050 common shares
                                Occupation: Chairman of the Supervisory Board, Deutsche
                                BankAG
                                Education: High school diploma
                                Other Directorships: Akzo Nobel NV; Bayer AG;
                                DaimlerChrysler AG; Solvay SA; Unilever NV
Other Background: Apprenticeship with Rheinisch-Westfalischen Bank AG in Cologne, 1954.
Management trainee at J. Henry Schroder Banking Corporation, New York. Foreign Department,
Deutsche Bank's Central Office in Dusseldorf and Manager, Leverkusen branch, 1969. Appointed to the Board of Managing Directors of Deutsche Bank subsidiary European Asian Bank AG in
Hamburg, 1972. Executive Vice President, Deutsche Bank AG, 1975; and Member of the Board of
Managing Directors, Deutsche Bank AG, 1977. Succeeded Alfred Herrhausen as Spokesman of the
Board of Managing Directors, December 1989 to May 1997. Member of the Audit and Nominating
Committees of Xerox.

[Larsen photo]                  RALPH S. LARSEN
                                Age: 61            Director since: 1990
                                Xerox securities owned: 21,328 common shares and an indirect interest in approximately 17,240 common shares through the
                                Deferred Compensation Plan
                                Options/Rights: 20,000 common shares
                                Occupation: Chairman and Chief Executive Officer, Johnson
                                &Johnson
                                Education: BBA, Hofstra University
                                Other Directorships: Johnson & Johnson; AT&T
Other Background: Joined Johnson & Johnson in 1962, was named Vice President of Marketing,
McNeil Consumer Products Company in 1980. President of Becton Dickinson's Consumer Products
Division, 1981 to 1983. Returned to Johnson & Johnson as President of its Chicopee
subsidiary in 1983. Named a company Group Chairman in 1986, and Chairman of the Board and
Chief Executive Officer in 1989. Chairman of The Business Council and member of the Policy
Committee of The Business Roundtable. Served two years in the U.S. Navy. Chairman of the
Executive Compensation and Benefits Committee and member of the Nominating Committee of
Xerox.

[Mitchell Photo]                GEORGE J. MITCHELL
                                Age: 66            Director since: 1996
                                Xerox securities owned: 4,292 common shares and an indirect interest in approximately 2,739 common shares through the
                                Deferred Compensation Plan
                                Options/Rights: 20,000 common shares
                                Occupation: Special Counsel, Verner, Liipfert, Bernhard,
                                McPherson and Hand, Chartered
                                Education: BA, Bowdoin College; LLB, Georgetown University
                                Law Center
                                Other Directorships: Federal Express Corporation; Starwood
                                Hotels & Resorts; UNUM Corporation; The Walt Disney Company;
                                Casella Waste Systems, Inc.; Unilever; Staples, Inc.
Other Background: Trial lawyer with the U.S. Department of Justice Antitrust Division, 1960 to 1962. Served as Executive Assistant to U.S. Senator Edmund S. Muskie from 1962 to 1965.
Private law practice from 1965 to 1977. Served as U.S. Attorney for Maine, 1977 to 1979;
appointed U.S. District Court Judge in 1979; resigned in 1980 to accept appointment to the
U.S. Senate. Elected U.S. Senator from the State of Maine in 1982, serving as Majority
Leader of the Senate from 1989 to 1995 when he retired from the Senate and joined the law firm of Verner, Liipfert, Bernhard, McPherson and Hand. Member, Board of Directors, Council
on Foreign Relations; and Chairman, International Crisis Group. Member of the Finance and
Nominating Committees of Xerox.

[Nicholas Photo]                N. J. NICHOLAS, JR.
                                Age: 60            Director since: 1987
                                Xerox securities owned: 70,394 common shares and an indirect interest in approximately 16,961 common shares through the
                                Deferred Compensation Plan
                                Options/Rights: 20,000 common shares
                                Occupation: Investor
                                Education: BA, Princeton University; MBA, Harvard University
                                Graduate School of Business Administration
                                Other Directorships: Boston Scientific Corporation;
                                priceline.com, Incorporated
Other Background: President and Co-Chief Executive Officer, Time-Warner Inc., 1990 to 1992.
Former member of the President's Advisory Committee on Trade Policy and Negotiations and the
President's Commission on Environmental Quality. Chairman of the Advisory Board of Columbia
University Graduate School of Journalism, Trustee of Environmental Defense and a member of the Council on Foreign Relations. Chairman of the Finance Committee and member of the
Nominating Committee of Xerox.

[Pepper Photo]                  JOHN E. PEPPER
                                Age: 61            Director since: 1990
                                Xerox securities owned: 42,595 common shares and an indirect interest in approximately 4,521 common shares through the
                                Deferred Compensation Plan; immediate family owns 16,000
                                shares
                                Options/Rights: 20,000 common shares
                                Occupation: Chairman of the Executive Committee, The Procter
                                & Gamble Company
                                Education: BA, Yale University
                                Other Directorships: Motorola, Inc.; The Procter & Gamble
                                Company; Boston Scientific Corporation
Other Background: Joined Procter & Gamble in 1963. Named Executive Vice President and
elected to the Board of Directors in 1984, named President in 1986, Chairman and Chief
Executive in 1995, Chairman in 1999, and retired as an active employee in September 1999.
Chairman, United States Advisory Committee for Trade Policy and Negotiations. Co-Chair,
Development Campaign and Member, Executive Committee, National Underground Railroad Freedom
Center. Fellow, Yale Corporation. Trustee, Christ Church Endowment Fund and Center for
Strategic and International Studies. Member of Executive Committee, Cincinnati Youth
Collaborative. Member, Governor's Education and Business Advisory Group, State of Ohio,
American Society of Corporate Executives, Partnership for Drug Free. Served three years in the U.S. Navy. Member of the Audit, the Executive and Executive Compensation and Benefits
Committees of Xerox.

[PHOTO OF BARRY D. ROMERIL]     BARRY D. ROMERIL
                                Age: 56            Director since: 1999
                                Xerox securities owned: 118,532 common shares; 191 Series B
                                Convertible Preferred shares and an indirect interest in
                                approximately 23,295 shares through the Deferred
                                Compensation Plan
                                Options/Rights: 553,552 common shares
                                Occupation: Vice Chairman and Chief Financial Officer, Xerox
                                Corporation
                                Education: BA, Oxford University
                                Other Directorships: Billiton plc; The Concours Group Inc;
                                Fuji Xerox Co., Ltd.; Xerox Modi Limited; Xerox (Europe)
                                Limited; Xerox Investments (Nederland) BV
Other Background: Joined Xerox in 1993 as Executive Vice President and Chief Financial
Officer. Elected Vice Chairman of the Board of Directors in 1999. From 1988 to 1993, he was
with British Telecommunications plc as Group Finance Director; from 1985 to 1988, with BTR,
Inc. and BTR plc; and from 1974 to 1988 with Imperial Chemical Industries plc. Member of the
Council of Financial Executives of The Conference Board. Member of the Board of Directors,
Private Sector Council; Statue of Liberty-Ellis Island Foundation, Inc.

[PHOTO OF PATRICIA F. RUSSO]    PATRICIA F. RUSSO
                                Age: 47            Director since: 1997
                                Xerox securities owned: 1,318 common shares and an indirect interest in approximately 1,801 shares through the Deferred
                                Compensation Plan
                                Options/Rights: 12,946 common shares
                                Occupation: Executive Vice President, and Chief Executive
                                Officer, Service Provider Networks, Lucent Technologies Inc.
                                Education: BA, Georgetown University
                                Other Directorships: Schering-Plough Corporation; New Jersey
                                Manufacturers Insurance Company
Other Background: Joined International Business Machines Corporation in 1973 and held various sales and marketing management positions. Joined AT&T in 1981 and held executive positions in strategic planning, marketing, human resources, and operations. Named
President, Business Communications Systems of Lucent Technologies Inc. in 1992; named
Executive Vice President and Chief Staff Officer, 1997. Member of the Board, Georgetown
University. Member of the Audit, the Executive, and Executive Compensation and Benefits
Committees of Xerox.

[PHOTO OF MARTHA R. SEGER]      MARTHA R. SEGER
                                Age: 68            Director since: 1991
                                Xerox securities owned: 10,912 common shares and an indirect interest in approximately 7,731 common shares through the
                                Deferred Compensation Plan
                                Options/Rights: 20,000 common shares
                                Occupation: Financial economist and Former Governor, Federal
                                Reserve System; currently Distinguished Visiting Professor of Finance, Adrian College
                                Education: BBA, MBA, PhD, University of Michigan
                                Other Directorships: Fluor Corporation; Michigan Mutual and
                                the Amerisure Companies; The Kroger Co.; Tucson Electric
                                Power Co. and its holding company, Unisouce Energy
Other Background: Financial Economist, Federal Reserve Board, 1964 to 1967. Chief Economist,
Detroit Bank & Trust, 1967 to 1974, elected Vice President in 1971. Vice President,
Economics and Investments, Bank of the Commonwealth (Detroit), 1974 to 1976. Adjunct
Associate Professor, University of Michigan, 1976 to 1979. Associate Professor of Economics
and Finance, Oakland University, 1980. Commissioner of Financial Institutions, State of
Michigan, 1981 to 1982. Professor of Finance, Central Michigan University, 1983 to 1984.
Governor, Federal Reserve System, 1984 to 1991. Member of the Audit and Finance Committees
of Xerox.

[PHOTO OF G. RICHARD THEOBALD]  THOMAS C. THEOBALD
                                Age: 62            Director since: 1983
                                Xerox securities owned: 14,806 common shares and an indirect interest in approximately 7,787 common shares through the
                                Deferred Compensation Plan
                                Options/Rights: 20,000 common shares
                                Occupation: Managing Director, William Blair Capital
                                Partners, LLC
                                Education: AB, College of the Holy Cross; MBA, Harvard
                                University Graduate School of Business Administration
                                Other Directorships: Anixter International; Auditforce,
                                Inc.; LaSalle U.S. Realty Income and Growth Fund; Jones,
                                Lane, LaSalle Inc.; The MONY Group; RxRemedy; Stein Roe
                                Funds
Other Background: Began career with Citibank in 1960, appointed Vice Chairman and elected a
Director of Citicorp in 1982. Chairman, Continental Bank Corporation, 1987 to 1995. Director
of The MacArthur Foundation and the Chicago Council on Foreign Relations. Trustee,
Northwestern University. Member of the Committee on Architecture of the Art Institute of
Chicago. Chairman of the Audit Committee and member of the Finance Committee of Xerox.

[PHOTO OF G. RICHARD THOMAN]    G. RICHARD THOMAN
                                Age: 55            Director since: 1997
                                Xerox securities owned: 150,671 common shares; 50 Series B
                                Convertible Preferred shares and an indirect interest in
                                approximately 38,816 shares through the Deferred
                                Compensation Plan
                                Options/Rights: 2,364,998 common shares
                                Occupation: President and Chief Executive Officer, Xerox
                                Corporation
                                Education: BA, McGill University; MA, International Studies,
                                MALD, International Economics, and PhD, International
                                Economics from the Fletcher School of Law and Diplomacy,
                                Tufts University (co-administered by Harvard University);
                                MA, Graduate Institute of International Studies
                                Other Directorships: DaimlerChrysler AG; Fuji Xerox Co.,
                                Ltd.; Union Bancaire Privee
Other Background: Joined Xerox in 1997 as President and Chief Operating Officer and became
Chief Executive Officer, April 1999. Prior to this he was with International Business
Machines Corporation as Senior Vice President and Chief Financial Officer, 1995 to 1997, and
Senior Vice President and Group Executive, IBM Personal Systems (PC) Group, 1994 to 1995.
From 1992 to 1994 he was President and Chief Executive Officer, Nabisco International. He
was with the American Express Company from 1979 to 1992, joining as Executive Vice President and Chief Financial Officer, Travel Related Services. He was named President, Travel Related
Services International in 1985, and Chairman and Co-Chief Executive Officer, Travel Related
Services in 1989. He was with McKinsey and Company as a Senior Associate from 1972 to 1979;
and with Exxon Corporation as a Senior Financial Analyst from 1970 to 1972. A member of the
Council on Foreign Relations and the Americas Society. Awarded the Legion of Honor by the
government of France. Member of the Executive Committee of Xerox.


OWNERSHIP OF COMPANY SECURITIES

We do not know of any person who, or group which, owns beneficially more than 5% of any class of its equity securities as of December 31, 1999, except as set forth below(1).

-----------------------------------------------------------------------------------------------------------
                                                                                 Amount
                                                                              Beneficially         Percent
   Title of Class              Name and Address of Beneficial Owner          Owned of Class        of Class
-----------------------------------------------------------------------------------------------------------
Series B Convertible         State Street Bank and Trust Company, as            8,550,476             100%
  Preferred Stock(2)         Trustee,
                             225 Franklin Street, Boston, MA(3)
Common Stock                 State Street Bank and Trust Company, as           29,977,683(4)         11.4%(5)
                             Trustee under other plans and accounts
                             225 Franklin Street, Boston, MA
Common Stock                 Capital Research and Management Company           40,786,300(6)          6.1%
                             333 South Hope Street Los Angeles, CA
-----------------------------------------------------------------------------------------------------------

 (1) The words "group" and "beneficial" are as defined in regulations issued by the Securities and Exchange Commission (SEC). Beneficial ownership under such definition means possession of sole voting power, shared voting power, sole dispositive power or shared dispositive power. The information provided in this table is based solely upon the information contained in the Form 13G filed by the named entity with the SEC.

 (2) These shares have equal voting rights with the Common Stock except that each share of Preferred Stock has six votes per share.

 (3) Held as Trustee under the Xerox Employee Stock Ownership Plan. Each participant may direct the Trustee as to the manner in which shares allocated to his or her account shall be voted. The Trust Agreement provides that the Trustee shall vote any shares allocated to participants' accounts as to which it has not received voting instructions in the same proportions as shares in participants' accounts as to which voting instructions are received. Shares which have not been allocated are voted in the same proportion. The power to dispose of shares is governed by the terms of the Plan and elections made by participants.

 (4) Within this total as to certain of the shares, State Street Bank and Trust Company has sole voting power for 10,130,727 shares, shared voting power for 18,890,309 shares, sole dispositive power for 11,046,539 shares and shared dispositive power for 18,931,144 shares.

 (5) Percentage based upon assumption that all Series B Convertible Preferred Stock were converted into 51,302,853 shares of Common Stock.

 (6) Capital Research has sole dispositive power over all of the shares and no voting power.


Shares of Common Stock and Series B Convertible Preferred Stock (converted to Common Stock at a ratio of six to one) of the Company owned beneficially by its directors and nominees for director, each of the executive officers named in the Summary Compensation Table below and directors and all officers as a group, as of March 31, 2000, were as follows:



---------------------------------------------------------------------
                                               AMOUNT        TOTAL
                 NAME OF                    BENEFICIALLY     STOCK
             BENEFICIAL OWNER                  OWNED        INTEREST
---------------------------------------------------------------------
Paul A. Allaire                              2,296,152      3,277,455
William F. Buehler                             287,654        558,226
Allan E. Dugan                                 355,179        600,323
B. R. Inman                                     24,572         35,982
Antonia Ax:son Johnson                          17,364         26,025
Vernon E. Jordan, Jr.                           42,400         52,638
Yotaro Kobayashi                                31,289         36,323
Hilmar Kopper                                   27,143         32,177
Ralph S. Larsen                                 36,294         58,568
George J. Mitchell                              19,258         27,031
Anne M. Mulcahy                                178,322        387,493
N. J. Nicholas, Jr.                             85,360        107,355
John E. Pepper                                  57,561         67,116
Barry D. Romeril                               336,980        696,522
Patricia F. Russo                                9,230         16,065
Martha R. Seger                                 25,878         38,643
Thomas C. Theobald                              29,772         42,593
G. Richard Thoman                            1,192,477      2,554,787
Directors and All Officers as a group        8,485,350     15,474,829


Percent Owned by Directors and Officers: Less than 1% of the aggregate number of shares of Common Stock and Series B Stock outstanding at March 31, 2000 is owned by each director and officer. The amount beneficially owned by all directors and officers as a group amounted to approximately 1%.

Amount Beneficially Owned: The numbers shown are the shares of Common Stock considered owned by the directors and officers in accordance with SEC rules. Shares of Common Stock which officers and directors had a right, within 60 days, to acquire upon the exercise of options or rights are included. All these are counted as outstanding for purposes of computing the percentage of Common Stock and Series B Stock outstanding and beneficially owned.

Total Stock Interest: The numbers shown include the amount shown in the Amount Beneficially Owned column plus options held by officers not exercisable within 60 days, incentive stock units and restricted shares. The numbers also include the interests of officers and directors in the Xerox Stock Fund under the Profit Sharing and Savings Plan and the Deferred Compensation Plans.

EXECUTIVE COMPENSATION

Report of the Executive Compensation and Benefits
Committee of the Board of Directors

Executive Officer Compensation

The compensation paid to the Company's executive officers is determined by the Executive Compensation and Benefits Committee (Committee) of the Board of Directors. The Committee's members are each independent, non-employee directors of the Company. The Committee does the following:

- establishes the policies that govern the compensation paid to Xerox executive officers;

- determines overall and individual compensation goals and objectives; makes awards; and

- certifies achievement of performance under the Company's various annual and long-term incentive plans and approves actual compensation payments.

The Committee has established a compensation policy. It is that target levels of compensation and benefits provided executive officers are intended to be equal to or better than the compensation paid by our peer group of companies for equivalent skills and competencies for positions of similar responsibilities and desired levels of performance. The Company's executive compensation policies, plans and programs are designed to provide competitive levels of compensation that align pay with the Company's annual and long-term performance objectives. They also recognize corporate and individual achievement while supporting the Company objectives of attracting, motivating and retaining high performing executives.

In determining compensation levels to meet our compensation policy objectives, the Committee annually reviews, evaluates and compares Xerox executive officer compensation to relevant external, competitive compensation data. At its meeting on October 11, 1999, the Committee reviewed the reported compensation data of firms which were part of the Business Week Computers and Peripherals Industry Group (which are included in the data shown on the performance graph on page 20 below). The Committee also reviewed a broader group of organizations with which the Company is likely to compete for executive expertise and which are of similar size and scope. The latter group includes large capitalization, multinational companies in technology, office equipment and other industries

Base salaries are determined by the Committee, in its judgment, taking into account the competitive data referenced above. In addition, a substantial portion, generally two-thirds or more of targeted total compensation, of each executive officer's total compensation is at risk and variable from year to year because it is linked to specific performance measures of the business.

There were three principal variable pay programs were utilized in 1999 to align executive officer pay with Company and individual performance as reported in this Proxy Statement. These are briefly described below:

          Executive Performance Incentive Plan (EPIP): This Plan was approved by shareholders at the Company's Annual Meeting on May 18, 1995. The Plan provides the Committee with an incentive vehicle to compensate eligible executives for significant contributions to the performance of the Company. The Plan is designed to permit the tax deductibility of payments made under the Plan even if an executive's compensation exceeds $1,000,000 in any year. Under federal tax law under certain circumstances such excess would not be deductible.

     Under the Plan the Committee established a pool of 2% of the Company's Document Processing profit before tax (PBT) for the 1999 one-year performance period. For the three-year period commencing in 1998 a pool of 1 1/2% of cumulative PBT was established. Ten percent (10%) of the resulting PBT pool was made payable to the Chairman of the Board and to the President and Chief Executive Officer of the Company, respectively. Five percent (5%) of the pool was made payable to every other participant in the Plan.

     The Plan provides the Committee with discretion to reduce the amount otherwise payable under an award to any participant to any amount, including zero, except in the case of a change in control as defined. The amount determined by the above formula cannot be increased.

     For the full year 1999, the Chairman and the President, and nine other executive officers participated in the Plan.

     For 1999, the PBT pool amounted to $40,720,000 and because of the Company's failure to meet its' performance goals, the Committee exercised its discretion by reducing total amounts payable to participating executive officers from the pool from $26,200,000 to zero.

          Annual Performance Incentive Plan (APIP): Under APIP, executive officers of the Company may be entitled to receive performance-related cash payments. Payments are only made if Committee-established annual performance objectives are met.

     At its meetings held October 12, 1998 and December 7, 1998 the Committee approved for each officer not participating in EPIP, an annual incentive target and maximum opportunity expressed as a percentage of their 1999 base salary. At its meeting held on February 1, 1999 the Committee also established overall Document Processing threshold, target and maximum measures of performance and associated payment schedules.

     The performance measures and weightings for 1999 were earnings per share (35%), revenue growth (25%), cash conversion cycle (20%), and customer satisfaction (20%). Additional goals were established subsequently for each officer that included business unit specific and / or individual performance goals and objectives. The weights associated with each business unit specific or individual performance goal and objective used vary and range from 20 percent to 50 percent of the total.

     For 1999, the performance against established measures was disappointing. EPS was below threshold levels, revenue growth was flat while cash conversion and customer satisfaction were below threshold levels. As a result, executive officers did not receive a bonus or a merit salary increase.

          Leveraged Executive Equity Plan (LEEP): Under the terms of the 1991 Long-Term Incentive Plan, the Committee implemented a three-year plan beginning in 1998 for key management executives, including most executive officers. The plan focuses on the achievement of performance objectives of the Document Processing business of the Company. When the objectives of the plan are achieved, shareholder value is enhanced and the plan provides for an opportunity to realize long-term financial rewards. LEEP requires that each executive participant must directly or indirectly maintain an investment in shares of common stock of the Company having a value as of December 31, 1997 of either 100%, 200%, 300% or 400% of a participant's annual base salary (investment shares).

     A 1998 award was made under LEEP to approximately 40 key executives that provided for non-qualified stock options for shares of common stock and incentive stock units. The award to each participant was based upon the ratio of ten option shares and two incentive stock units for each investment share. The options become exercisable in three annual cumulative installments beginning in the year following the award. The incentive stock rights are payable in shares of common stock and vest in three annual installments beginning in the year following the award, provided specific Document Processing earnings per share (EPS) goals were achieved for each preceding year.

     Thirty-three percent (33%) of the non-qualified stock options granted under the 1998 cycle became exercisable on January 1, 1999 and January 1, 2000, respectively.

     For 1999, the EPS goal was not achieved and none of the incentive stock units vested.

Chief Executive Officer Compensation

The compensation paid to G. Richard Thoman, President and Chief Executive Officer for the performance year 1999 was established by the Committee at its December 7, 1998 and February 1, 1999 meetings. The Committee's actions are described below as they relate to each component of Mr. Thoman's compensation as reported in the charts and tables that accompany this report.

          Base Salary:  Mr. Thoman's base salary remained at $900,000.

          1999 Bonus: No payment was authorized by the Committee under the EPIP program, described above. The amount of bonus determined utilizing the formula of the EPIP was reduced at the Committee's discretion to align the payment with the same Company, organizational and individual performance unit performance measures utilized by the Committee in determining the payments to other executives of the Company paid under the Company's APIP also described above.

          Long-Term Incentive: Under the provisions of the LEEP described above, Mr. Thoman vested in the right to exercise thirty-three percent (33%) of the non-qualified stock options granted in 1998. None of the incentive stock units awarded under the LEEP with respect to the 1999 performance year became vested on March 1, 2000 due to the failure of meeting EPS goals.

Detailed information concerning Mr. Thoman's compensation as well as that of other highly compensated executives is displayed on the accompanying charts and tables.

                                      Ralph S. Larsen, Chairman
                                      B. R. Inman
                                      Antonia Ax:son Johnson
                                      John E. Pepper
                                      Patricia F. Russo

February 7, 2000

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Paul A. Allaire, Chairman of the Company, serves on the compensation committee of Lucent Technologies, Inc. Patricia F. Russo, a director of the Company, is an Executive Vice President of Lucent and serves on the Executive Compensation and Benefits Committee of the Company.

SUMMARY COMPENSATION TABLE

The Summary Compensation Table below provides certain compensation information for the Chief Executive Officer and the five most highly compensated key executive officers (Named Officers) serving at the end of the fiscal year ended December 31, 1999 for services rendered in all capacities during the fiscal years ended December 31, 1999, 1998 and 1997. The table includes the dollar value of base salary, bonus earned, option awards (shown in number of shares) and certain other compensation, whether paid or deferred.

                           SUMMARY COMPENSATION TABLE


                                                         ANNUAL COMPENSATION
                          ---------------------------------------------------------------------------------
                                                        ANNUAL BONUS
                                              ---------------------------------
                                                                        TOTAL
                                                                       ANNUAL
                                                                        BONUS     OTHER ANNUAL   RESTRICTED
NAME AND                                        EPIP       91 PLAN     ($)(C)     COMPENSATION     STOCK
PRINCIPAL POSITION        YEAR   SALARY ($)    ($)(A)      ($)(B)      (= A+B)       ($)(D)        ($)(E)
-----------------------------------------------------------------------------------------------------------
Paul A. Allaire.........  1999    975,000             0           0           0     118,644              0
  Chairman                1998    975,000     1,600,000   2,924,133   4,524,133     177,310              0
                          1997    975,000     2,000,000   4,479,449   6,479,449     133,250      3,381,252

G. RichardThoman........  1999    900,000             0           0           0     189,642              0
Chief Executive Officer   1998    700,000       930,000   2,099,341   3,029,341     374,636      1,793,683
                          1997    388,885       560,000   1,788,657   2,348,657      45,000      6,962,500

Barry D. Romeril........  1999    575,000             0           0           0     170,047              0
Vice Chairman             1998    513,333       488,000     909,740   1,397,740     138,049      1,145,903
                          1997    452,688       334,062   1,419,686   1,753,748      62,158      4,226,565

William F. Buehler......  1999    575,000             0           0           0     100,575              0
Vice Chairman             1998    464,833       450,000     857,704   1,307,704      91,953      1,145,903
                          1997    426,833       350,216   1,331,098   1,681,314      56,000      1,690,626

Allan E. Dugan..........  1999    425,000             0           0           0     109,414              0
Executive Vice President  1998    359,000       306,000     717,719   1,023,719      81,092              0
                          1997    346,167       249,810   1,094,174   1,343,984      47,560              0

Anne M. Mulcahy.........  1999    425,000             0           0           0      88,647              0
Executive Vice President  1998    312,500       263,000     599,804     862,804      62,791              0
                          1997    294,442       158,816     853,298   1,012,114      35,211      1,691,796
-----------------------------------------------------------------------------------------------------------

                                          LONG-TERM
                                     COMPENSATION AWARDS
                          ------------------------------------------

                                           SECURITIES
                               LTIP        UNDERLYING
                              PAYOUT        OPTIONS      ALL OTHER
NAME AND                  (EPS OVERACH.)     /SARS      COMPENSATION
PRINCIPAL POSITION            ($)(F)        (#) (G)        ($)(H)
------------------------  ------------------------------------------
Paul A. Allaire.........            0         54,764        16,290
  Chairman                          0        239,082       318,455
                            5,389,186        883,858       213,477
G. RichardThoman........            0        293,562     3,827,580
Chief Executive Officer             0        335,128     3,960,560
                              399,552      1,801,052        42,567
Barry D. Romeril........            0         24,415        27,141
Vice Chairman                       0        178,822       114,853
                            1,707,893        173,558       108,370
William F. Buehler......            0         23,717        14,374
Vice Chairman                       0        174,568        98,868
                            1,603,402        163,632        97,840
Allan E. Dugan..........            0         16,066        29,085
Executive Vice President            0         58,686        95,955
                            1,375,503        136,934        70,589
Anne M. Mulcahy.........            0         15,328        13,578
Executive Vice President            0         49,044        53,929
                              513,224        114,436        44,578
---------------------------------------------------------------------------------


(A) This column reflects annual cash bonuses earned during the years indicated under EPIP.

(B) This column reflects amounts earned under the Company's 1991 Long-Term Incentive Plan (1991 Plan). Under the 1991 Plan, awards of incentive stock units were made in 1998 to each of the Named Officers which become payable as to one-third of the total if the Company's Document Processing earnings per share reach a specified level in 1998, 1999 and 2000. The 1999 level was not reached and one-third of the units did not vest. The value of one-third of the incentive stock units, is reported in the column above for the years 1997 and 1998 in which the earnings per share objective was reached. The Company and the Executive Compensation and Benefits Committee view these amounts as long-term incentive compensation.

(C)  Total Annual Bonus is the sum of the amounts under the EPIP and 1991 Plan.

(D) Other Annual Compensation includes executive expense allowance, dividend equivalents paid on outstanding incentive stock rights, perquisite compensation and above market interest on deferred compensation. Also included in Other Annual Compensation for 1998 is $50,337 of perquisite compensation for G. Richard Thoman, $34,881 of which relates to personal use of corporate aircraft.

(E) This column reflects incentive stock unit rights awarded under the 1991 Plan or a predecessor plan where each unit represents one share of stock to be issued upon vesting at the attainment of a specific retention period. Each unit is entitled to the payment of dividend equivalents at the same time and in the same amount declared on one share of the Company's common stock. The number of units held by the Named Officers and their value as of December 31, 1999 (based upon the closing market price on that date of $22.6875 was as follows: P.A. Allaire -- 80,000 ($1,815,000), G.R.
     Thoman -- 80,000 ($1,815,000), B.D. Romeril -- 49,453 ($1,121,965), W.F.
     Buehler -- 40,000 ($907,500), A.M. Mulcahy -- 64,978 ($1,474,188), and A.E.
     Dugan -- 83,456 ($1,893,408).

(F) This column reflects a long-term payout made with respect to the performance years 1995, 1996 and 1997 under EPIP. The awards made by the Committee in 1995 established a long-term bonus pool based upon 1 1/2% of the cumulative Document Processing profit before tax for the three-year period. A percentage of the pool was awarded to Paul A. Allaire (10%) and to each of the other (11) executive officers (5%). As provided by EPIP, the Committee exercised its discretion to reduce the amounts otherwise payable under the foregoing formula to an amount, which would otherwise have been payable based upon the degree to which cumulative earnings per share during such three-year period exceeded a pre-established specified target.

(G) The Company no longer issues stock appreciation rights (SARs) in tandem with options. All of the options granted were awarded under LEEP. As discussed under the Report of the Executive Compensation and Benefits Committee above, LEEP is a three-year program.

     Certain of the options awarded during 1999 were granted (1) under the 1998 Employee Stock Option Plan pursuant to which options were granted to all U.S. employees in connection with the Company's Profit Sharing Plans and
     (2) under the 1991 LTIP under a voluntary stock option bonus exchange program available to virtually all employees in bonus plans worldwide in lieu of payment of 50% of target bonus for 1999.


(H) The total amounts shown in this column for the last fiscal year consist of the Company's profit sharing contribution, whether under the Profit Sharing and Savings Plan or its policy of paying directly to the officer the amount which cannot be made under the Plan by reason of the Employee Retirement Income Security Act of 1974, and the estimated dollar value of the benefit to the officer from the Company's portion of insurance premium payments under the Company's Contributory Life Insurance Plan on an actuarial basis. The Company will recover all of its premium payments at the end of the term of the policy, generally at age 65. For 1999 the amounts were: P.A.
     Allaire: $0 profit sharing; $16,290 life insurance; G.R. Thoman: $0 profit sharing; $77,580 life insurance; B.D. Romeril: $0 profit sharing; $27,141 life insurance; W.F. Buehler: $0 profit sharing; $14,374 life insurance; A.M. Mulcahy: $0 profit sharing; $13,578 life insurance; and A.E. Dugan: $0 profit sharing; $29,085 life insurance. In addition, the amount shown for
     G. R. Thoman includes a payment of $3.75 million, which was agreed to be paid in 1998, 1999 and 2000 under the Letter Agreement entered into with Company in June, 1997 in connection with his joining the Company. The payments are intended to replace the value of forfeited in-the-money vested stock options from his former employer.

OPTION GRANTS

The following table sets forth information concerning awards of stock options to the Named Officers under the Company's 1991 Plan and the 1998 Plan during the fiscal year ended December 31, 1999. The amounts shown for potential realizable values are based upon arbitrarily assumed annualized rates of stock price appreciation of five and ten percent over the full ten-year term of the options, pursuant to SEC regulations. Based upon a ten-year option term, this would result in stock price increases of 63% and 159% respectively or $77.372 and $123.203 for the options with the $47.50 exercise price. The amounts shown as potential realizable values for all shareholders represent the corresponding increases in the market value of 665,155,578 shares outstanding held by all shareholders as of December 31, 1999. Any gains to the Named Officers and the shareholders will depend upon future performance of the common stock of the Company as well as overall market conditions.

                       OPTION GRANTS IN LAST FISCAL YEAR


                                                                                    POTENTIAL REALIZABLE VALUE AT ASSUMED
                                                                                  ANNUAL RATES OF STOCK PRICE APPRECIATION
                                        INDIVIDUAL GRANTS (1) (2)                              FOR OPTION TERM
                               --------------------------------------------    -----------------------------------------------
                               NUMBER OF
                               SECURITIES      % OF TOTAL
                               UNDERLYING    OPTIONS GRANTED    EXERCISE OR
                                OPTIONS      TO EMPLOYEES IN    BASE PRICE     EXPIRATION
NAME                           GRANTED(#)      FISCAL YEAR        ($/SH)          DATE           5% ($)            10% ($)
------------------------------------------------------------------------------------------------------------------------------
Paul A. Allaire..............     9,060(3)        0.40%          $59.4375       12/31/06     $      338,662    $       858,236
                                 45,704(4)                       $47.5000       12/31/09     $    1,365,293    $     3,459,919

G. Richard Thoman............     1,374(3)        2.17%          $59.4375       12/31/06     $       51,360    $       130,156
                                250,000(5)                       $25.3755       12/31/09     $    3,989,629    $    10,110,503
                                 42,188(4)                       $47.5000       12/31/09     $    1,260,261    $     3,193,748

Barry D. Romeril.............     2,852(3)        0.18%          $59.4375       12/31/06     $      106,608    $       270,164
                                 21,563(4)                       $25.8125       12/31/09     $      350,040    $       887,069

William F. Buehler...........     2,154(3)        0.17%          $59.4375       12/31/06     $       80,516    $       204,044
                                 21,563(4)                       $25.8125       12/31/09     $      350,040    $       887,069

Allan E. Dugan...............     2,120(3)        0.12%          $59.4375       12/31/06     $       79,245    $       200,824
                                 13,946(4)                       $47.5000       12/31/09     $      416,602    $     1,055,751

Anne M. Mulcahy..............     1,382(3)        0.11%          $59.4375       12/31/06     $       51,659    $       130,914
                                 13,946(4)                       $47.5000       12/31/09     $      416,602    $     1,055,751

All Shareholders.............       N/A            N/A                N/A            N/A     $9,490,470,946    $24,050,716,717
------------------------------------------------------------------------------------------------------------------------------



(1) Exercise price is based upon fair market value on the effective date of the award.



(2) Options may be accelerated as a result of a change in control as described below.



(3) Exercisable 1/3 on January 1, 2000, 1/3 on January 1, 2001 and 1/3 on January 1, 2002.



(4)  Exercisable 100% on March 1, 2003.



(5)  Exercisable 1/2 on October 11, 2003 and 1/2 on June 25, 2004.

OPTION EXERCISES/YEAR-END VALUES

The following table sets forth for each of the Named Officers the number of shares underlying options and SARs exercised during the fiscal year ended December 31, 1999, the value realized upon exercise, the number of options/SARs unexercised at year-end and the value of unexercised in-the-money options/SARs at year-end.

           AGGREGATE OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR AND
                        FISCAL YEAR-END OPTION/SAR VALUE


                                                                    NUMBER OF SHARES
                             NUMBER OF                           UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED IN-THE-
                               SHARES                               OPTIONS/SARS AT              MONEY OPTIONS/SARS AT
                             UNDERLYING                                FY-END(#)                      FY END($)(B)
                            OPTIONS/SARS        VALUE         ----------------------------    ----------------------------
NAME                        EXERCISED(#)    REALIZED($)(A)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                        ------------    --------------    -----------    -------------    -----------    -------------
Paul A. Allaire.........      200,000         $8,576,085       1,449,226         913,918      $5,466,848          $0
G. Richard Thoman.......      300,000         $7,946,755         509,924       1,619,818      $        0          $0
Barry D. Romeril........            0         $        0          82,068         294,727      $        0          $0
William F. Buehler......       53,998         $1,268,359          23,376         284,543      $        0          $0
Allan E. Dugan..........       30,000         $1,131,561         217,990         146,936      $  675,214          $0
Anne M. Mulcahy.........       20,000         $  884,375          74,110         124,698      $   88,125          $0


---------------
(A) The value realized is based upon the difference between the exercise price and the average of the high and low prices on the date of exercise.

(B) The value of unexercised options/SARs is based upon the difference between the exercise price and the average of the high and low prices on December 31, 1999 of $22.875. Option/SARs may be accelerated as a result of a change in control as described below.

RETIREMENT PLANS

Retirement benefits are provided to the executive officers of the Company including the Named Officers primarily under unfunded executive supplemental plans and, due to Internal Revenue Code limitations, to a much lesser extent under the Company's Retirement Income Guarantee Plan. The table below shows, under the plans, the approximate annual retirement benefit which would accrue for the number of years of credited service at the respective salary rates. The earliest retirement age for benefit commencement is age 60. In the event of a change in control (as defined in the plans) there is no age requirement for eligibility. The benefit accrues generally at the rate of 1 2/3% per year of credited service, but for certain mid-career hire executives the rate is accelerated to 2 1/2%, including G. Richard Thoman, Barry D. Romeril, William F. Buehler and Allan E. Dugan. No additional benefits are payable for participation in excess of 30 years for those accruing benefits at the rate of 1 2/3% per year and 20 years for those accruing benefits at 2 1/2% per year.

                                                              ANNUAL BENEFITS FOR YEARS OF CREDITED SERVICE INDICATED
                                                           --------------------------------------------------------------
AVERAGE ANNUAL COMPENSATION FOR FIVE HIGHEST YEARS         15 YEARS         20 YEARS          25 YEARS          30 YEARS
--------------------------------------------------         --------         ---------         ---------         ---------
 400,000.......................................             96,000            128,000           161,000           192,000
 600,000.......................................            146,000            195,000           243,000           242,000
 800,000.......................................            196,000            261,000           327,000           392,000
1,000,000......................................            246,000            328,000           410,000           492,000
1,200,000......................................            296,000            395,000           493,000           592,000
1,400,000......................................            346,000            461,000           577,000           692,000
1,600,000......................................            396,000            528,000           660,000           792,000
1,800,000......................................            446,000            595,000           743,000           892,000
2,000,000......................................            496,000            661,000           827,000           992,000
2,200,000......................................            546,000            728,000           910,000         1,092,000
2,400,000......................................            596,000            795,000           993,000         1,192,000
2,600,000......................................            646,000            861,000         1,077,000         1,292,000
2,800,000......................................            696,000            928,000         1,160,000         1,392,000
3,000,000......................................            746,000            995,000         1,243,000         1,492,000
3,200,000......................................            796,000          1,061,000         1,327,000         1,592,000
3,400,000......................................            846,000          1,128,000         1,410,000         1,692,000
3,600,000......................................            896,000          1,195,000         1,493,000         1,792,000
3,800,000......................................            946,000          1,261,000         1,577,000         1,892,000

The maximum benefit is 50% of the five highest years' average annual compensation reduced by 50% of the primary social security benefit payable at age 65. The benefits shown are payable on the basis of a straight life annuity and a 50% survivor annuity for a surviving spouse. The plans provide a minimum benefit of 25% of defined compensation reduced by such social security benefit other than for the key executives accruing benefits at the accelerated rate.

The following individuals have the years of credited service for purposes of the plans as follows:

                                                                    YEARS OF
NAME                                                            CREDITED SERVICE*
----                                                            -----------------
Paul A. Allaire.............................................           30
G. Richard Thoman...........................................           22
Barry D. Romeril............................................            9
William F. Buehler..........................................           12
Allan E. Dugan..............................................           13
Anne M. Mulcahy.............................................           23

---------------
* Thirty years is the maximum permitted credited service under the plans. Credited service shown reflects the accelerated accrual for mid-career hire executives and 13 years additional credit given to Mr. Thoman upon his joining the Company. The years of credited service reflected can be applied to the annual benefit table above to determine the annual benefit. Mr. Thoman has been guaranteed a minimum benefit of $600,000 at age 55.

Compensation under the plans includes the amounts shown in the salary and bonus columns under the Summary Compensation Table other than payments under the 1991 Plan to the extent included in the bonus column.

The five highest years average compensation for purposes of the plans as of the end of the last fiscal year for the Named Officers is P. A. Allaire $2,377,485;
G. R. Thoman $1,545,000; B. D. Romeril $875,100; W. F. Buehler $817,451; A. M.
Mulcahy $472,093; and A. E. Dugan $673,651

Certain Transactions

Severance Agreements

We have entered into agreements with three of our present executive officers, including Paul A. Allaire, which provide severance benefits in the event of termination of employment under certain circumstances following a change in control of the Company (as defined). The circumstances are termination by the Company, other than because of death or disability, commencing prior to a potential change in control (as defined), or for cause (as defined), or by the officers for good reason (as defined). The officer would be entitled to receive a lump sum severance payment equal to three times the sum of:

- the greater of (1) the officer's annual rate of base salary on the date notice of termination is given and (2) his/her annual rate of base salary in effect immediately prior to the change in control and

- the greater of (1) the annual target bonus applicable to such officer for the year in which such notice is given and (2) the annual target bonus applicable to such officer for the year in which the change in control occurs.

"Cause" for termination by the Company is the:

          (i) willful and continued failure of the officer to substantially perform his/her duties,

          (ii) willful engagement by the officer in materially injurious conduct to the Company, or

          (iii)  conviction of any crime which constitutes a felony.

"Good reason" for termination by the officer includes, among other things:

          (i) the assignment of duties inconsistent with the individual's status as an officer or a substantial alteration in responsibilities,

          (ii)   a reduction in base salary and/or annual bonus,

          (iii) the relocation of the officer's principal place of business, and

          (iv) the failure of the Company to maintain compensation plans in which the officer participates or to continue providing certain other existing employment benefits.

The agreements also provide that in the event of a potential change in control (as defined) each officer, subject to the terms of the agreements, will remain in the employ of the Company for nine months following the occurrence of any such potential change in control.

The agreements are automatically renewed annually unless the Company gives notice that it does not wish to extend them. In addition, the agreements will continue in effect for three years after a change in control of the Company.

Option Surrender Rights

All non-qualified options under the 1991 and the 1998 Plans are accompanied by option surrender rights. If there is a change in control, as defined in the plans, all such rights become payable in cash based upon a change in control price as defined in the plans. The 1991 Plan also provides that upon the occurrence of such an event, all incentive stock rights and performance unit rights become payable in cash. In the case of rights payable in shares, the amount of cash is based upon such change in control price and in the case of rights payable in cash, the cash value of such rights. Rights payable in cash but which have not been valued at the time of such an event are payable at the maximum value as determined by the Executive Compensation and Benefits Committee at the time of the award. Upon accelerated payment, such rights and any related non-qualified stock options will be canceled.

Other Severance Arrangements

From time to time when we hire senior, experienced executives, special short-term severance arrangements may be made. Typically, these arrangements provide for severance pay equal to 24 months of compensation in the event of involuntary termination during the first 24 months of employment.

Grantor Trusts

We have established grantor trusts with a bank for the purpose of paying amounts due under the deferred compensation plan and the agreements with three executive officers described above, and the unfunded supplemental retirement plans described above. The trusts are presently unfunded but we would be required to fund the trusts upon the occurrence of certain events.

Legal Services

The law firm of Akin, Gump, Strauss, Hauer & Feld, of which Vernon E. Jordan, Jr. is a partner, was retained by and rendered services to the Company in 1999.

Nine-Year Performance Comparison

The graph below provides a comparison of Xerox cumulative total shareholder return with the Standard & Poor's 500 Composite Stock Index and the Business Week Computers and Peripherals Industry Group, excluding Xerox (Peer Group).

Nine Year Performance Comparison Graph

                                                                                                         BUSINESS WEEK COMPUTERS
                                                    XEROX CORPORATION                S&P 500                  & PERIPHERALS
                                                    -----------------                -------             -----------------------
Dec 90                                                    100.00                     100.00                      100.00
Dec 91                                                    203.00                     131.00                       97.00
Dec 92                                                    244.00                     141.00                       83.00
Dec 93                                                    286.00                     155.00                       92.00
Dec 94                                                    326.00                     157.00                      118.00
Dec 95                                                    463.00                     215.00                      161.00
Dec 96                                                    546.00                     265.00                      226.00
Dec 97                                                    781.00                     353.00                      304.00
Dec 98                                                   1265.00                     454.00                      554.00
Dec 99                                                    496.00                     550.00                      805.00

The Peer Group consists of the following companies as of December 31, 1999:
Apple Computer, Compaq Computer, Dell Computer, EMC, Gateway, Hewlett-Packard, International Business Machines, Iomega, Lexmark International Group, Maxtor, Micron Electronics, Quantum DLT & Storage Systems, Quantum Hard Disk Drive, Seagate Technology, Silicon Graphics, Storage Technology, Sun Microsystems, Unisys and Western Digital.

This graph assumes the investment of $100 on December 31, 1990 in Xerox Common Stock, the S&P 500 Index and the Peer Group Common Stock, and reinvestment of quarterly dividends at the monthly closing stock prices. The returns of each company have been weighted annually for their respective stock market capitalizations in computing the S&P 500 and Peer Group indices.

Directors and Officers Liability Insurance and Indemnity

In January 1999 the Company extended its policies for directors and officers liability insurance covering all directors and officers of the Company and its subsidiaries. The policies are issued by Federal Insurance Company, National Union Fire Insurance Company Of Pittsburgh P.A., Reliance Insurance Company, Chubb Atlantic Ltd., Gulf Insurance Company and A.C.E Insurance Company, Ltd., have a three year term from June 25, 1999 to June 25, 2002, and a total annual premium of $516,617. No claims have been paid under these policies.

Advancement of Litigation Expenses

The following information is supplied as required by the Business Corporation Law of the State of New York (BCL).

The Company together with Paul A. Allaire, G. Richard Thoman and Barry D. Romeril have been named as defendants in a securities law class action lawsuit commenced in the Federal District Court in Connecticut entitled Giarraputo et al. Vs. Xerox Corporation, Barry Romeril, Paul Allaire and Richard Thoman, Civil Action No. 3:99 CV 2374(AWT) and in several additional similar actions filed in the same Court (Actions). All of the complaints generally claim violations of
Section 10(b) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 thereunder. The individual named defendants are alleged to be liable based upon being controlling persons within the meaning of Section 20(a) of such Act. The Company and the individual defendants deny any wrongdoing and intend to vigorously defend the Actions. On February 7, 2000, the Board of Directors of the Company unanimously (Messrs. Allaire, Thoman and Romeril abstaining) authorized the Company, pursuant to its By-Laws, to advance all reasonable fees and expenses, including attorneys' fees, actually and necessarily incurred by them in the defense of the Actions and any subsequent actions or any related appeal. The individual named defendants have each executed an undertaking to repay such expenses to the Company as and to the extent required by Section 725(a) of the BCL.

Section 16(a) Beneficial Ownership Reporting Compliance

There was a failure to file a Form 4, Beneficial Ownership Report, on a timely basis with the SEC as required under Section 16(a) of the Securities Exchange Act of 1934 on behalf of Michael Miron and Anne M. Mulcahy who were awarded Incentive Stock Units and on behalf of Thomas C. Theobald who purchased shares of the Company's common stock. These transactions were reported in March 2000 as soon as the oversight was discovered.

PROPOSAL 2--ELECTION OF INDEPENDENT AUDITORS

The Board of Directors recommends that KPMG LLP, independent certified public accountants, be elected independent auditors of the Company for 2000. The recommendation is made on the advice of the Audit Committee composed of non-employee directors (see page 4). KPMG LLP is a member of the SEC Practice Section of the American Institute of Certified Public Accountants. Representatives of the firm are expected to be at the meeting to respond to appropriate questions and to make a statement, if they wish.

OTHER MATTERS

Other Actions at Meeting

The Board of Directors does not intend to present any other matters at this meeting. The Board has not been informed that any other person intends to present any other matter for action at this meeting. If any other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

Information About this Solicitation of Proxies

In addition to the solicitation of proxies by mail, certain of our employees may solicit proxies without extra remuneration. We also will request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of stock held of record and will reimburse such person for the cost of forwarding the material. We have engaged D.F. King & Co., Inc. to handle the distribution of soliciting material to, and the collection of proxies from, such entities. We will pay D.F. King & Co. a fee of $12,000 plus reimbursement of out-of-pocket expenses for this service. We will bear the cost of all proxy solicitation.

Confidential Voting

As a matter of policy, we keep confidential proxies, ballots and voting tabulations that identify individual shareholders. Such documents are available for examination only by the inspector of election and certain of our employees and our transfer agent who are associated with processing proxy cards and tabulating the vote. The vote of any shareholder is not disclosed except in a contested proxy solicitation or as may be necessary to meet legal requirements.

Availability of Additional Information

Copies of the 1999 annual report of the Company have been distributed to shareholders. Additional copies and additional information, including the annual report (Form 10-K) filed with the SEC and the consolidated statistical data contained in the EEO-1 annual report to the U.S. Equal Employment Opportunity Commission are available without charge from Investor Relations, Xerox Corporation, P.O. Box 1600, Stamford, Connecticut 06904. The annual report, proxy statement and Form 10-K are also available on the Company's website at www.xerox.com/investor.

REQUIREMENTS FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS

Shareholder Proposals for 2001 Meeting


Under the SEC proxy rules if a shareholder wants us to include a proposal in our proxy statement and form of proxy for the 2001 Annual Meeting of Shareholders, the proposal must be received by us at P.O. Box 1600, Stamford, Connecticut 06904, Attention: Secretary-no later than December 16, 2000.



Under our By-Laws any shareholder wishing to make a nomination for director, or wishing to introduce any business, at the 2001 Annual Meeting of Shareholders must give the Company advance notice as described in the By-Laws. To be timely, we must receive your notice for the 2001 Annual Meeting at our offices mentioned above no earlier than November 16, 2000 or later than December 16, 2000. Nominations for director must be accompanied by written consent to being named in the proxy statement as a nominee and to serving as director if elected.


Recommendations to Nominating Committee of Director Candidates

Shareholders who wish to recommend individuals for consideration by the Nominating Committee may do so by submitting a written recommendation to the Secretary of the Company, P.O. Box 1600, Stamford, Connecticut 06904. Submissions must include sufficient biographical information concerning the recommended individual, including age, employment and board memberships (if any), for the committee to consider. The submission must be accompanied by a written consent by the nominee to stand for election if nominated by the Board of Directors and to serve if elected by the shareholders. Recommendations received by December 31, 2000 will be considered for nomination at the 2001 Annual Meeting of Shareholders. Recommendations received after December 31, 2000 will be considered for nomination at the 2002 Annual Meeting of Shareholders.

By Order of the Board of Directors,

/s/ Eunice M. Filter

Eunice M. Filter
Secretary


April 14, 2000

                                                                      2980-PS-00